UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ESSENTIAL PROPERTIES REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESSENTIAL PROPERTIES REALTY TRUST, INC.

902 Carnegie Center Boulevard, Suite 520

Princeton, New Jersey 08540

(609) 436-0619

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON THURSDAY, APRIL 30, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Essential Properties Realty Trust, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, April 30, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 31, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2020

To the Stockholders of ESSENTIAL PROPERTIES REALTY TRUST, INC.:

Due to the emerging public health impact of coronavirus disease 2019 (COVID-19) and to support the health and well-being of our stockholders, employees and directors, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Essential Properties Realty Trust, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 9:30 a.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting and vote your shares, you must register by Tuesday, April 28, 2020, 5:00 p.m. Eastern Time (the “Registration Deadline”) and provide the control number as described in the notice or proxy card at www.proxydocs.com/EPRT. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting and vote during the meeting, will be emailed to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Gregg A. Seibert

Executive Vice President, Chief Operating Officer and Secretary

March 31, 2020

The Annual Meeting will be held on April 30, 2020 at 9:30 a.m. Eastern Time. Details are available at www.proxydocs.com/EPRT. The proxy statement and Annual Report are available on our Investor Relations website at http://investors.essentialproperties.com. Additionally, you may access our proxy materials at http://www.proxydocs.com/EPRT, a site that does not have “cookies” that identify visitors to the site.